Exhibit 99.1

Spirit Airlines Reaches Agreements with Pilots and Flight Attendants as it Continues to Advance its Restructuring

DANIA BEACH, Fla., Nov. 7, 2025 – Spirit Aviation Holdings, Inc., parent company of Spirit Airlines, LLC (“Spirit” or the “Company”), today announced that Spirit has reached an agreement in principle with its Pilots, represented by the Air Line Pilots Association (“ALPA”), and an agreement in principle with its Flight Attendants, represented by the Association of Flight Attendants-CWA (“AFA”). Both agreements, which are subject to definitive documentation, ratification, and court approval, represent important steps and additional progress in the Company’s ongoing Chapter 11 restructuring to position Spirit for the future.

Spirit’s senior leadership has committed to taking a salary reduction at a percentage not less than the Pilot group’s reduction upon ratification of a tentative agreement with Pilots.

“These agreements reflect the shared commitment of our Team Members and principal labor unions in securing a successful future for Spirit, and we thank ALPA and AFA leadership for their partnership and collaboration,” said Dave Davis, President and Chief Executive Officer. “We're grateful to our Pilots and Flight Attendants for their professionalism, resilience and unwavering commitment to safety and our Guests as we work to build a stronger airline that Americans can count on for many years to come.”

The Company estimates that the annual savings from these agreements in principle, if implemented, achieves the target necessary for the Company’s next draw under its debtor-in-possession (“DIP”) financing.

Additional Information
The Company maintains a dedicated website about its restructuring process at www.spiritrestructuring.com. Additional information about the Company's Chapter 11 case, including access to Court filings and other documents related to the restructuring process, is available at https://dm.epiq11.com/SpiritAirlines or by calling Spirit's restructuring information line at (855) 952-6606 (U.S. toll free) or +1 (971) 715-2831 (international).

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About Spirit Airlines
Spirit Airlines is committed to safely delivering the best value in the sky by offering an enhanced travel experience with flexible, affordable options. Spirit serves destinations throughout the United States, Latin America and the Caribbean with its all-Airbus fleet, connecting travelers with the people and places that matter most. Discover elevated travel options with exceptional value at spirit.com.

Cautionary Statement Regarding Forward Looking Statements

This press release contains various forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act") which are subject to the "safe harbor" created by those sections. Forward-looking statements are based on our management's beliefs and assumptions and on information currently available to our management. All statements other than statements of historical facts are "forward-looking statements" for purposes of these provisions. In some cases, you can identify forward-looking statements by terms such as "may," "will," "should," "could," "would," "expect," "plan," "anticipate," "believe," "estimate," "project," "predict," "potential," and similar expressions intended to identify forward-looking statements. Forward-looking statements include, but are not limited to, statements regarding Spirit's expectations with respect to its Chapter 11 restructuring process, the ability to reach final agreements with ALPA and AFA and ratification and approval of any such agreements by the Bankruptcy Court. Forward-looking statements are subject to risks, uncertainties and other important factors that could cause actual results and the timing of certain events to differ materially from future results expressed or implied by such forward-looking statements. Factors include, among others, risks attendant to the bankruptcy process, including the Company's ability to obtain court approval from the Court with respect to motions or other requests made to the Court throughout the course of Chapter 11; the effects of Chapter 11, including increased legal and other professional costs necessary to execute the Company's restructuring process, on the Company's liquidity (including the availability of operating capital during the pendency of Chapter 11); the effects of Chapter 11 on the interests of various constituents and financial stakeholders; the length of time that the Company will operate under Chapter 11 protection and the continued availability of operating capital during the pendency of Chapter 11; employee attrition and the Company's ability to retain senior management and other key personnel due to the distractions and uncertainties; and other factors discussed in the Company's Annual Report on Form 10-K and subsequent quarterly reports on Form 10-Q filed with the SEC and other factors, as described in the Company's filings with the Securities and Exchange Commission, including the detailed factors discussed under the heading "Risk Factors" in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2024, as supplemented in the Company's Quarterly Report on Form 10-Q for the fiscal quarters ended March 31, 2025 and June 30, 2025. Furthermore, such forward-looking statements speak only as of the date of this release. Except as required by law, we undertake no obligation to update any forward-looking statements to reflect events or circumstances after the date of such statements. Risks or uncertainties (i) that are not currently known to us, (ii) that we currently deem to be immaterial, or (iii) that could apply to any company, could also materially adversely affect our business, financial condition, or future results. Additional information concerning certain factors is contained in the Company's Securities and Exchange Commission filings, including but not limited to the Company's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K.